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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the previously filed Registration Statements of Aethlon Medical, Inc. on Form S-8 (File No. 333-145290 and 333-127911 and 333-114017 and 333-49896) of our report, dated
July 1, 2009 on the financial statements of Aethlon Medical, Inc. and Subsidiaries as of March 31, 2009 and 2008 and for each of the two years in the two year period ended March 31, 2009 and the period January 31, 2004 (inception) through March 31, 2008 (which included an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern)appearing in this Annual Report on Form 10-K of Aethlon Medical, Inc. for the year ended March 31, 2009.



                          /s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
                          ------------------------------------------------------
                          Squar, Milner, Peterson, Miranda & Williamson, LLP


Newport Beach, California
July 1, 2009